CAMDEN NATIONAL CORPORATION REPORTS AN 11% INCREASE IN
SECOND QUARTER 2016 NET INCOME

CAMDEN, Maine, July 26, 2016/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $3.9 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2016 of $9.6 million and diluted earnings per shares ("EPS") of $0.92 per share, representing an increase over the first quarter of 2016 of 11% and 10%, respectively. Total revenues1 for the second quarter of 2016 reached $39.1 million, representing a 9% increase over prior quarter, and operating expenses were $22.3 million, a decrease of 3% over prior quarter. For the second quarter of 2016, the Company's return on average assets was 1.01%, return on tangible equity was 14.50%, and efficiency ratio2 was 56.53%.

“We continue to see positive momentum across the organization with total assets reaching $3.9 billion at June 30, 2016 and strong operating results for the second quarter, highlighting the successes and accomplishments over the past nine months as we continue to leverage the benefits of The Bank of Maine merger and implement several strategic initiatives,” said Gregory A. Dufour, president and chief executive officer of Camden National. “We had solid net income growth of 11% for the second quarter of 2016 over last quarter, driven by strong loan growth and higher fee income, as well as lower operating costs.”

Dufour added, "We continuously assess all aspects of our business to ensure we are making the right strategic decisions for the longevity of the Company, and in doing so, we will close two banking centers located in Bangor and Orono, Maine."

Subject to the regulatory notice periods, the Company anticipates that the Bangor and Orono, Maine banking centers will close in the fourth quarter of 2016. Affected customers will not need to take any action, and there will be no interruption of service. All employees from the closing locations will be provided other opportunities through open positions within the Company.

Dufour continued, "We weigh the opening and closing of banking centers very heavily and our decision was based on many factors, including local economic conditions, financial considerations and the impact to our customers, who will continue to be served by existing banking centers located less than five miles from the closed locations, as well as our extensive online and mobile banking channels.”
SECOND QUARTER 2016 FINANCIAL HIGHLIGHTS (compared to the first quarter of 2016, unless otherwise stated)

•	Net income reached $9.6 million, representing a $970,000, or 11%, increase over last quarter.

•	Diluted EPS reached $0.92 per share, representing a $0.08 per share, or 10%, increase over last quarter.

•	The return on average assets was 1.01% compared to 0.93% last quarter.

•	The return on average tangible equity was 14.50% compared to 13.56% last quarter.

•
The efficiency ratio for the second quarter of 2016 improved to 56.53% compared to 61.18% last quarter as the Company implemented all of its planned synergies and cost saving strategies from its acquisition of SBM Financial, Inc. ("SBM"), the parent company of The Bank of Maine, in October 2015.

•	Tangible book value per share[2] increased 8% to $27.47 per share since year-end.

•	Annualized loan growth through the first half of 2016 was 9%, while annualized core deposits growth for the same period was 6%.

•
The provision for credit losses was $2.9 million, representing a $2.0 million increase over last quarter, primarily due to the deterioration of two commercial loans. Overall asset quality remains strong with lower net charge-offs and 30-89 days past due loans compared to last quarter.

_____________________________________________________________________________________________
1 Revenue is defined as the sum of net interest income and non-interest income.
2 This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

FINANCIAL CONDITION

Total assets at June 30, 2016 were $3.9 billion compared to $3.7 billion at December 31, 2015, representing an increase of $201.0 million, or 11% annualized. Our asset growth for the first half of 2016 was driven by strong loan growth of $107.1 million, a $66.0 million increase in our investment portfolio, and a $16.7 million investment in bank-owned life insurance.

Loan growth (excluding loans held for sale) of $95.1 million was driven by our commercial loan portfolio, which increased $121.9 million since year-end, partially offset by a decrease within our retail loan portfolio of $26.8 million since year-end. We experienced strong positive momentum throughout the first half of 2016 within our commercial real estate loan portfolio, which made up 74% of our commercial loan growth through the first six months of 2016. We continue to see commercial borrowers looking to lock in long-term fixed rate borrowings at today's low interest rates, and we continue to utilize our commercial loan swap program to achieve this for our commercial customers, while simultaneously improving our interest rate sensitivity. At June 30, 2016, the Company had $232.3 million of back-to-back loans swaps with its commercial customers and dealer banks, compared to $142.9 million at December 31, 2015. The decrease in our retail loan portfolio since year-end was primarily driven by a decrease in residential mortgage loans of $20.1 million. The Company has sold approximately 70% of its originated residential mortgages through the first six months of 2016 to generate fee income and enhance its interest rate sensitivity. For the six months ended June 30, 2016, the Company sold $95.2 million of residential mortgage loans compared to $12.5 million for the same period a year ago.

Total deposits at June 30, 2016 were $2.8 billion, representing an increase of $47.1 million since year-end. Core deposits (demand, interest checking, savings and money market) at June 30, 2016 totaled $2.1 billion, representing an increase of $63.5 million since year-end. Total borrowings at June 30, 2016 increased $118.1 million to $690.5 million.

The Company and its wholly-owned subsidiary Camden National Bank, continue to maintain risk-based capital ratios in excess of the regulatory levels required for an institution to be considered “well capitalized.” At June 30, 2016, the Company’s total risk-based capital ratio, Tier I risk-based capital ratio, common equity Tier I risk-based capital ratio, and Tier I leverage capital ratio were 12.94%, 11.51%, 10.25%, and 8.44%, respectively.

FINANCIAL OPERATING RESULTS

SECOND QUARTER 2016 COMPARED TO FIRST QUARTER 2016:

Net income for the second quarter of 2016 was $9.6 million, representing an increase of $970,000, or 11%, over the prior quarter. Diluted EPS for the second quarter of 2016 was $0.92 per share compared to $0.84 per share last quarter.

Core operating earnings2 for the second quarter of 2016 was $9.7 million, representing an increase over last quarter of $666,000, or 7%. Core diluted EPS2 for the second quarter of 2016 increased $0.05 per share to $0.93 per share over last quarter. Our core return on average assets2 and tangible equity2 for the second quarter was 1.02% and 14.67%, respectively, compared to 0.97% and 14.19% last quarter.

Revenues increased $3.2 million, or 9%, for the second quarter of 2016 to $39.1 million compared to last quarter. The increase in revenues was driven by a $2.6 million increase in non-interest income and a $552,000 increase in net interest income.

•	Net interest income of $28.5 million increased 2% due to:

◦
Average interest-earning assets for the second quarter of 2016 grew $75.1 million, or 2%, compared to last quarter, driven by higher average loan balances of $54.2 million and higher average investment balances of $20.9 million.

◦
Net interest margin decreased one basis point to 3.34% in the second quarter of 2016 compared to last quarter. Excluding the impact of the fair value mark accretion from purchase accounting and collection of previously charged-off acquired loans, our normalized net interest margin(2) was 3.09%, compared to 3.14% last quarter. The decrease in our normalized margin was driven by a higher loan mix of variable rate commercial loans as we continue to see growth within this portfolio and utilize commercial loan swaps.

•	Non-interest income of $10.6 million increased 33% due to:

◦
An increase in fee income generated from our commercial back-to-back loan swap program of $937,000. Total fees generated in the second quarter of 2016 were $1.2 million on $73.1 million of back-to-back loan swap agreements.

◦
An increase in mortgage banking income of $898,000 primarily due to an increase in mortgage gains of $528,000 as a result of higher loan sale volume in the second quarter of 2016 of $17.4 million. Additionally, mortgage servicing rights ("MSR") costs from amortization and valuation adjustments were $280,000 lower in the second quarter of 2016 compared to last quarter primarily as the valuation adjustment of our MSRs largely occurred last quarter with the sharp fall in U.S. Treasury rates.

◦	An increase in bank-owned life insurance income of $470,000 primarily due to death benefits of $394,000 received on an insured.

Non-interest expenses for the second quarter of 2016 totaled $22.3 million, representing a decrease of $579,000 compared to last quarter. Our efficiency ratio for the second quarter of 2016 was 56.53% compared to 61.18% last quarter. The decrease in non-interest expenses was driven by:

•	Lower merger and acquisition expenses of $467,000 as non-recurring costs associated with the SBM acquisition in October 2015 wind-down.

•
Lower other real estate owned ("OREO") and collection costs of $160,000 primarily due to the sale of three OREO properties resulting in gains of $218,000, whereas last quarter a loss of $66,000 was recognized on the sale of an OREO property. Partially offsetting the gains on sale in the second quarter were higher costs associated with collections and foreclosure activity of $123,000.

•	Lower operating costs, including marketing costs of $166,000, check and debit card fraud losses of $66,000, and other expenses.

•	Partially offset by higher compensation and employee benefit costs of $408,000 due to timing of merit increases and an increase in incentive compensation based on year-to-date performance.

In the second quarter of 2016, the Company adopted Accounting Standards Update 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"). The standard was adopted effective as of the beginning of 2016 and, thus, the first quarter 2016 financial information was revised to present such accordingly.

The Company's effective tax rate for the second quarter of 2016 was 30.7% compared to 28.5% last quarter, reflecting the discrete period impact of windfall tax benefits recognized within the first and second quarter of 2016 of $299,000 and $65,000, respectively, upon adoption of ASU 2016-09.

SIX MONTHS ENDED JUNE 30, 2016 COMPARED TO SIX MONTHS ENDED JUNE 30, 2015:

Net income for the six months ended June 30, 2016 was $18.3 million compared to $12.8 million for the same period in 2015, representing an increase of $5.5 million, or 43%. Diluted EPS for the six months ended June 30, 2016 was $1.76 per share compared to $1.71 per share for the same period in 2015, representing an increase of $0.05 per share, or 3%. The increase in net income and diluted EPS for the six months ended June 30, 2016 over the same period a year ago highlights the benefits of the SBM acquisition completed in October 2015.

Our return on average assets and average tangible equity for the six months ended June 30, 2016 was 0.97% and 14.04%, respectively, compared to 0.92% and 13.08% for the six months ended June 30, 2015. Our efficiency ratio for the six months ended June 30, 2016 was 58.77% compared to 60.24% for the same period a year ago.

Core operating earnings for the six months ended June 30, 2016 was $18.8 million, representing an increase over the same period last year of $5.2 million, or 38%. Core diluted EPS for the six months ended June 30, 2016 and 2015 was $1.81 per share. Our core return on average assets and tangible equity for the six months ended June 30, 2016 was 1.00% and 14.44%, respectively, compared to 0.98% and 13.84% for the same period last year.

ASSET QUALITY

The provision for credit losses was $2.9 million for the second quarter of 2016, representing an increase of $2.0 million over last quarter. The increase was a combination of seasonality, growth in the commercial portfolio and deterioration of one commercial real estate and one commercial credit accounting for $2.3 million of the second quarter provision for credit losses. Aside from these two loans, which we view as borrower specific, we saw positive momentum across our portfolio through loan credit rating upgrades. For the second quarter, annualized quarter-to-date net charge-offs to average loans were 0.07%, representing a decrease of 0.04% from last quarter.

Non-performing loans at June 30, 2016 increased $8.4 million since March 31, 2016 as the commercial real estate loan noted above totaling $11.7 million was placed on non-performing status in the second quarter of 2016. At June 30, 2016, our ratio of non-performing loans to total loans was 1.10%, representing an increase of 0.30% since March 31, 2016 and 0.17% since year-end, while our ratio of loans 30-89 days past due to total loans was 0.27%, representing a decrease of 0.03% since March 31, 2016 and 0.13% since year-end.

SECOND QUARTER 2016 DIVIDEND

The board of directors approved a dividend of $0.30 per share, payable on July 29, 2016, to shareholders of record as of July 15, 2016. This distribution represents an annualized dividend yield of 2.86%, based on the June 30, 2016 closing price of Camden National's common stock at $42.00 per share as reported by NASDAQ.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on July 26, 2016 to discuss our second quarter 2016 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac160726

A link to the live webcast will be will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation is the holding company of Camden National Bank and Acadia Trust, N.A. Headquartered in Camden, Maine, Camden National Corporation has $3.9 billion in assets and is the largest publicly traded bank holding company in Northern New England (NASDAQ: CAC). Camden National Bank is a full-service community bank that employs over 650 people, features a network of 63 banking centers and 85 ATMs in Maine, and offers state-of-the-art online and mobile banking resources as well as investment, insurance and financial planning services through its division, Camden Financial Consultants. With offices in Portland, Bangor, and Ellsworth, Acadia Trust, N.A. provides comprehensive wealth management, investment management and trust services to individual and institutional clients throughout Maine and New England. To learn more, visit www.CamdenNational.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include difficulties in achieving cost savings in connection with the recent acquisition of SBM or in achieving such cost savings within the expected time frame, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with GAAP, management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, core operating expenses to total average assets, tangible common equity, and core return ratios; core operating earnings; core diluted EPS; core operating expenses; normalized net interest margin; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2016	March 31, 2016(2)	June 30, 2015	June 30, 2016	June 30, 2015
Financial Condition Data
Investments	$921,989	$909,584	$822,991	$921,989	$822,991
Loans and loans held for sale	2,608,228	2,509,266	1,808,433	2,608,228	1,808,433
Allowance for loan losses	(23,717)	(21,339)	(21,194)	(23,717)	(21,194)
Total assets	3,910,386	3,762,540	2,837,921	3,910,386	2,837,921
Deposits	2,773,487	2,674,832	1,981,131	2,773,487	1,981,131
Borrowings	690,476	659,111	564,097	690,476	564,097
Shareholders' equity	384,856	375,458	254,540	384,856	254,540
Operating Data
Net interest income	$28,504	$27,952	$20,635	$56,456	$40,069
Provision for credit losses	2,852	872	254	3,724	700
Non-interest income	10,552	7,917	6,310	18,469	12,457
Non-interest expense	22,330	22,909	16,157	45,239	32,958
Income before income taxes	13,874	12,088	10,534	25,962	18,868
Income tax expense	4,258	3,442	3,341	7,700	6,064
Net income	$9,616	$8,646	$7,193	$18,262	$12,804
Core operating earnings(1)	$9,731	$9,065	$7,308	$18,796	$13,572
Key Ratios
Return on average assets	1.01%	0.93%	1.02%	0.97%	0.92%
Core return on average assets(1)	1.02%	0.97%	1.04%	1.00%	0.98%
Return on average equity	10.22%	9.41%	11.35%	9.82%	10.29%
Core return on average equity(1)	10.34%	9.87%	11.50%	10.11%	10.81%
Return on average tangible equity(1)	14.50%	13.56%	14.33%	14.04%	13.08%
Core return on average tangible equity(1)	14.67%	14.19%	14.56%	14.44%	13.84%
Tangible common equity ratio(1)	7.42%	7.43%	7.42%	7.42%	7.42%
Efficiency ratio(1)	56.53%	61.18%	58.60%	58.77%	60.24%
Yield on average interest-earning assets	3.83%	3.83%	3.67%	3.83%	3.61%
Average cost of funds	0.51%	0.49%	0.48%	0.50%	0.48%
Net interest margin	3.34%	3.35%	3.21%	3.34%	3.14%
Non-performing loans to total loans	1.10%	0.80%	0.89%	1.10%	0.89%
Non-performing assets to total assets	0.75%	0.56%	0.59%	0.75%	0.59%
Annualized charge-offs to average loans	0.07%	0.11%	0.07%	0.09%	0.07%
Tier I leverage capital ratio	8.44%	8.42%	9.39%	8.44%	9.39%
Common equity tier I risk-based capital ratio	10.25%	10.37%	11.40%	10.25%	11.40%
Tier I risk-based capital ratio	11.51%	11.69%	13.66%	11.51%	13.66%
Total risk-based capital ratio	12.94%	13.08%	14.78%	12.94%	14.78%
Per Share Data
Basic earnings per share	$0.93	$0.84	$0.97	$1.77	$1.72
Core basic earnings per share(1)	$0.94	$0.88	$0.98	$1.82	$1.82
Diluted earnings per share	$0.92	$0.84	$0.96	$1.76	$1.71
Core diluted earnings per share(1)	$0.93	$0.88	$0.97	$1.81	$1.81
Cash dividends declared per share	$0.30	$0.30	$0.30	$0.60	$0.60
Book value per share	$37.43	$36.56	$34.17	$37.43	$34.17
Tangible book value per share(1)	$27.47	$26.48	$27.78	$27.47	$27.78
Weighted average number of common shares outstanding	10,276,876	10,259,995	7,446,156	10,268,440	7,438,626
Diluted weighted average number of common shares outstanding	10,327,374	10,306,400	7,467,365	10,315,245	7,459,464
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."
(2) In the second quarter of 2016, the Company adopted ASU 2016-09. First quarter 2016 financial information as presented reflects the impact of the ASU as adopted.

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	June 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$96,443	$79,488
Securities:
Available-for-sale securities, at fair value	799,526	750,338
Held-to-maturity securities, at amortized cost	93,609	84,144
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	28,854	21,513
Total securities	921,989	855,995
Loans held for sale	22,928	10,958
Loans	2,585,300	2,490,206
Less: allowance for loan losses	(23,717)	(21,166)
Net loans	2,561,583	2,469,040
Goodwill	94,697	95,657
Other intangible assets	7,715	8,667
Bank-owned life insurance	77,352	59,917
Premises and equipment, net	44,299	45,959
Deferred tax assets	34,559	39,716
Interest receivable	8,757	7,985
Other real estate owned	855	1,304
Other assets	39,209	34,658
Total assets	$3,910,386	$3,709,344
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$381,323	$357,673
Interest checking	752,036	740,084
Savings and money market	940,577	912,668
Certificates of deposit	493,488	516,867
Brokered deposits	206,063	199,087
Total deposits	2,773,487	2,726,379
Federal Home Loan Bank advances	45,000	55,000
Other borrowed funds	586,799	458,763
Subordinated debentures	58,677	58,599
Accrued interest and other liabilities	61,567	47,413
Total liabilities	3,525,530	3,346,154
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 10,281,113 and 10,220,478 shares as of June 30, 2016 and December 31, 2015, respectively	154,574	153,083
Retained earnings	234,290	222,329
Accumulated other comprehensive loss:
Net unrealized gains (losses) on available-for-sale securities, net of tax	7,347	(3,801)
Net unrealized losses on cash flow hedging derivative instruments, net of tax	(9,384)	(6,374)
Net unrecognized losses on postretirement plans, net of tax	(1,971)	(2,047)
Total accumulated other comprehensive loss	(4,008)	(12,222)
Total shareholders’ equity	384,856	363,190
Total liabilities and shareholders’ equity	$3,910,386	$3,709,344

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015
Interest Income
Interest and fees on loans	$27,706	$27,016	$19,342
Interest on U.S. government and sponsored enterprise obligations	4,016	3,990	3,717
Interest on state and political subdivision obligations	711	714	493
Interest on federal funds sold and other investments	342	261	105
Total interest income	32,775	31,981	23,657
Interest Expense
Interest on deposits	2,109	2,042	1,544
Interest on borrowings	1,313	1,136	847
Interest on subordinated debentures	849	851	631
Total interest expense	4,271	4,029	3,022
Net interest income	28,504	27,952	20,635
Provision for credit losses	2,852	872	254
Net interest income after provision for credit losses	25,652	27,080	20,381
Non-Interest Income
Service charges on deposit accounts	1,833	1,724	1,593
Other service charges and fees	2,331	2,328	1,584
Mortgage banking income, net	1,706	808	346
Income from fiduciary services	1,342	1,169	1,328
Bank-owned life insurance	892	422	402
Brokerage and insurance commissions	517	458	502
Net gain on sale of securities	4	—	—
Other income	1,927	1,008	555
Total non-interest income	10,552	7,917	6,310
Non-Interest Expense
Salaries and employee benefits	11,999	11,591	8,484
Furniture, equipment and data processing	2,381	2,427	1,902
Net occupancy costs	1,790	1,877	1,239
Consulting and professional fees	982	885	673
Regulatory assessments	774	721	511
Other real estate owned and collection costs	496	656	449
Amortization of intangible assets	476	476	287
Merger and acquisition costs	177	644	128
Other expenses	3,255	3,632	2,484
Total non-interest expense	22,330	22,909	16,157
Income before income taxes	13,874	12,088	10,534
Income Taxes	4,258	3,442	3,341
Net Income	$9,616	$8,646	$7,193
Per Share Data
Basic earnings per share	$0.93	$0.84	$0.97
Diluted earnings per share	$0.92	$0.84	$0.96

Consolidated Statements of Income Data (unaudited)

	For The Six Months Ended June 30,
(In thousands, except per share data)	2016	2015
Interest Income
Interest and fees on loans	$54,722	$37,426
Interest on U.S. government and sponsored enterprise obligations	8,006	7,589
Interest on state and political subdivision obligations	1,425	880
Interest on federal funds sold and other investments	603	210
Total interest income	64,756	46,105
Interest Expense
Interest on deposits	4,151	3,073
Interest on borrowings	2,449	1,707
Interest on junior subordinated debentures	1,700	1,256
Total interest expense	8,300	6,036
Net interest income	56,456	40,069
Provision for credit losses	3,724	700
Net interest income after provision for credit losses	52,732	39,369
Non-Interest Income
Service charges on deposit accounts	3,557	3,080
Other service charges and fees	4,659	3,094
Mortgage banking income, net	2,514	585
Income from fiduciary services	2,511	2,548
Bank-owned life insurance	1,314	824
Brokerage and insurance commissions	975	951
Net gain on sale of securities	4	—
Other income	2,935	1,375
Total non-interest income	18,469	12,457
Non-Interest Expense
Salaries and employee benefits	23,590	16,859
Furniture, equipment and data processing	4,808	3,825
Net occupancy costs	3,667	2,711
Consulting and professional fees	1,867	1,264
Regulatory assessments	1,495	1,021
Other real estate owned and collection costs	1,152	1,011
Amortization of intangible assets	952	574
Merger and acquisition costs	821	863
Other expenses	6,887	4,830
Total non-interest expense	45,239	32,958
Income before income taxes	25,962	18,868
Income Taxes	7,700	6,064
Net Income	$18,262	$12,804
Per Share Data
Basic earnings per share	$1.77	$1.72
Diluted earnings per share	$1.76	$1.71

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	June 30, 2016			June 30, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$801,752	$4,357	2.17%	$739,404	$3,821	2.07%
Securities - nontaxable(1)	102,712	1,093	4.26%	68,699	759	4.42%
Loans(2):
Residential real estate	823,908	8,782	4.26%	585,978	6,388	4.36%
Commercial real estate(3)	983,965	10,241	4.12%	659,252	7,769	4.66%
Commercial(1)	294,795	3,112	4.18%	248,044	2,374	3.79%
Municipal(1)	17,847	136	3.04%	13,929	116	3.34%
Consumer	362,735	3,758	4.17%	295,150	2,840	3.86%
HPFC	72,417	1,825	9.97%	—	—	—%
Total loans	2,555,667	27,854	4.34%	1,802,353	19,487	4.30%
Total interest-earning assets	3,460,131	33,304	3.83%	2,610,456	24,067	3.67%
Cash and due from banks	84,267			46,691
Other assets	304,453			179,212
Less: allowance for loan losses	(22,052)			(21,403)
Total assets	$3,826,799			$2,814,956
Liabilities & Shareholders' Equity
Deposits:
Demand	$355,184	$—	—	$257,862	$—	—
Interest checking	729,907	228	0.13%	496,254	102	0.08%
Savings	448,594	66	0.06%	270,559	40	0.06%
Money market	490,815	537	0.44%	375,194	295	0.32%
Certificates of deposit	483,823	933	0.78%	312,186	716	0.92%
Total deposits	2,508,323	1,764	0.28%	1,712,055	1,153	0.27%
Borrowings:
Brokered deposits	207,371	345	0.67%	250,484	391	0.63%
Subordinated debentures	58,658	849	5.82%	44,063	631	5.75%
Other borrowings	622,185	1,313	0.85%	517,563	847	0.66%
Total borrowings	888,214	2,507	1.14%	812,110	1,869	0.92%
Total funding liabilities	3,396,537	4,271	0.51%	2,524,165	3,022	0.48%
Other liabilities	51,853			36,536
Shareholders' equity	378,409			254,255
Total liabilities & shareholders' equity	$3,826,799			$2,814,956
Net interest income (fully-taxable equivalent)		29,033			21,045
Less: fully-taxable equivalent adjustment		(529)			(410)
Net interest income		$28,504			$20,635
Net interest rate spread (fully-taxable equivalent)			3.32%			3.19%
Net interest margin (fully-taxable equivalent)			3.34%			3.21%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) Includes $734,000 of income recognized in the second quarter of 2015 upon payoff of one loan that was on non-accrual status.

Year-To-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2016			June 30, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$791,638	$8,608	2.17%	$742,444	$7,799	2.10%
Securities - nontaxable(1)	102,385	2,192	4.28%	59,947	1,354	4.52%
Loans(2):
Residential real estate	826,002	17,250	4.18%	586,464	12,581	4.29%
Commercial real estate(3)	966,418	20,296	4.15%	656,143	14,625	4.43%
Commercial(1)	282,004	6,266	4.39%	244,772	4,688	3.81%
Municipal(1)	15,636	255	3.27%	12,250	215	3.54%
Consumer	364,088	7,545	4.17%	292,241	5,599	3.86%
HPFC	74,424	3,398	9.03%	—	—	—%
Total loans	2,528,572	55,010	4.33%	1,791,870	37,708	4.20%
Total interest-earning assets	3,422,595	65,810	3.83%	2,594,261	46,861	3.61%
Cash and due from banks	81,936			46,832
Other assets	301,759			180,062
Less: allowance for loan losses	(21,668)			(21,316)
Total assets	$3,784,622			$2,799,839
Liabilities & Shareholders' Equity
Deposits:
Demand	$350,179	$—	—	$257,513	$—	—
Interest checking	723,424	393	0.11%	488,460	187	0.08%
Savings	449,584	133	0.06%	268,308	78	0.06%
Money market	484,003	1,005	0.42%	382,839	586	0.31%
Certificates of deposit	496,023	1,863	0.76%	312,848	1,437	0.93%
Total deposits	2,503,213	3,394	0.27%	1,709,968	2,288	0.27%
Borrowings:
Brokered deposits	204,767	757	0.74%	238,128	785	0.66%
Junior subordinated debentures	58,719	1,700	5.82%	44,050	1,256	5.75%
Other borrowings	592,206	2,449	0.83%	519,823	1,707	0.66%
Total borrowings	855,692	4,906	1.15%	802,001	3,748	0.94%
Total funding liabilities	3,358,905	8,300	0.50%	2,511,969	6,036	0.48%
Other liabilities	51,784			36,859
Shareholders' equity	373,933			251,011
Total liabilities & shareholders' equity	$3,784,622			$2,799,839
Net interest income (fully-taxable equivalent)		57,510			40,825
Less: fully-taxable equivalent adjustment		(1,054)			(756)
Net interest income		$56,456			$40,069
Net interest rate spread (fully-taxable equivalent)			3.33%			3.13%
Net interest margin (fully-taxable equivalent)			3.34%			3.14%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) Includes $734,000 of income recognized in the second quarter of 2015 upon payoff of one loan that was on non-accrual status.

Asset Quality Data (unaudited)
(In thousands)	At or For The Six Months Ended June 30, 2016	At or For The Three Months Ended March 31, 2016	At or For The Year Ended December 31, 2015	At or For The Nine Months Ended September 30, 2015	At or For The Six Months Ended June 30, 2015
Non-accrual loans:
Residential real estate	$4,697	$6,275	$7,253	$4,149	$4,498
Commercial real estate	13,752	3,044	4,529	3,384	2,813
Commercial	3,539	4,128	4,489	1,383	1,425
Consumer	1,615	1,572	2,051	1,243	1,957
HPFC	110	357	—	—	—
Total non-accrual loans	23,713	15,376	18,322	10,159	10,693
Loans 90 days past due and accruing	112	—	—	—	—
Accruing troubled-debt restructured loans not included above	4,509	4,594	4,861	5,013	5,313
Total non-performing loans	28,334	19,970	23,183	15,172	16,006
Other real estate owned:
Residential real estate	80	273	407	204	300
Commercial real estate	775	955	897	—	351
Total other real estate owned	855	1,228	1,304	204	651
Total non-performing assets	$29,189	$21,198	$24,487	$15,376	$16,657
Loans 30-89 days past due:
Residential real estate	$2,159	$1,109	$3,590	$1,153	$1,287
Commercial real estate	2,267	4,201	4,295	1,281	586
Commercial	630	667	637	497	718
Consumer	1,090	808	1,255	315	897
HPFC	876	624	165	—	—
Total loans 30-89 days past due	$7,022	$7,409	$9,942	$3,246	$3,488
Allowance for loan losses at the beginning of the period	$21,166	$21,166	$21,116	$21,116	$21,116
Provision for loan losses	3,724	870	1,938	972	691
Charge-offs:
Residential real estate	229	210	801	468	292
Commercial real estate	241	222	481	174	103
Commercial	429	226	655	387	243
Consumer	226	143	679	481	260
HPFC	302	—	—	—	—
Total charge-offs	1,427	801	2,616	1,510	898
Total recoveries	254	104	728	554	285
Net charge-offs	1,173	697	1,888	956	613
Allowance for loan losses at the end of the period	$23,717	$21,339	$21,166	$21,132	$21,194
Components of allowance for credit losses:
Allowance for loan losses	$23,717	$21,339	$21,166	$21,132	$21,194
Liability for unfunded credit commitments	22	24	22	24	26
Allowance for credit losses	$23,739	$21,363	$21,188	$21,156	$21,220
Ratios:
Non-performing loans to total loans	1.10%	0.80%	0.93%	0.83%	0.89%
Non-performing assets to total assets	0.75%	0.56%	0.66%	0.54%	0.59%
Allowance for loan losses to total loans	0.92%	0.86%	0.85%	1.15%	1.17%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.07%	0.11%	0.16%	0.08%	0.07%
Year-to-date	0.09%	0.11%	0.10%	0.07%	0.07%
Allowance for loan losses to non-performing loans	85.71%	106.86%	91.30%	139.27%	132.41%
Loans 30-89 days past due to total loans	0.27%	0.30%	0.40%	0.18%	0.19%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio, Core Operating Expenses and Core Operating Expenses to Total Average Assets:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Efficiency Ratio and Core Operating Expenses:
Non-interest expense, as presented	$22,330	$22,909	$16,157	$45,239	$32,958
Less: merger and acquisition costs	(177)	(644)	(128)	(821)	(863)
Core operating expenses	$22,153	$22,265	$16,029	$44,418	$32,095
Net interest income, as presented	$28,504	$27,952	$20,635	$56,456	$40,069
Add: effect of tax-exempt income(1)	529	525	410	1,054	756
Non-interest income, as presented	10,552	7,917	6,310	18,469	12,457
Less: net gain on sale of securities	(4)	—	—	(4)	—
Less: bank-owned life insurance death benefit	(394)	—	—	(394)	—
Adjusted net interest income plus non-interest income	$39,187	$36,394	$27,355	$75,581	$53,282
Non-GAAP efficiency ratio	56.53%	61.18%	58.60%	58.77%	60.24%
GAAP efficiency ratio	57.17%	63.87%	59.96%	60.38%	62.75%
Core Operating Expenses to Total Average Assets:
Total average assets	$3,826,799	$3,742,445	$2,814,956	$3,784,622	$2,799,839
Core operating expenses to total average assets (annualized)	2.32%	2.38%	2.28%	2.35%	2.29%
Non-interest expense to total average assets (annualized)	2.33%	2.45%	2.30%	2.39%	2.35%
(1) Assumed a 35% tax rate.

Tax-Equivalent Net Interest Income:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net interest income, as presented	$28,504	$27,952	$20,635	$56,456	$40,069
Add: effect of tax-exempt income(1)	529	525	410	1,054	756
Net interest income, tax equivalent	$29,033	$28,477	$21,045	$57,510	$40,825
(1) Assumed a 35% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares and per share data)	June 30, 2016	March 31, 2016	June 30, 2015
Tangible Book Value Per Share:
Shareholders' equity, as presented	$384,856	$375,458	$254,540
Less: goodwill and other intangible assets	(102,413)	(103,458)	(47,596)
Tangible equity	$282,443	$272,000	$206,944
Shares outstanding at period end	10,281,113	10,270,989	7,449,645
Tangible book value per share	$27.47	$26.48	$27.78
Book value per share	$37.43	$36.56	$34.17
Tangible Common Equity Ratio:
Total assets	$3,910,386	$3,762,540	$2,837,921
Less: goodwill and other intangibles	(102,413)	(103,458)	(47,596)
Tangible assets	$3,807,973	$3,659,082	$2,790,325
Tangible common equity ratio	7.42%	7.43%	7.42%
Shareholders' equity to total assets	9.84%	9.98%	8.97%

Core Operating Earnings, Core Diluted EPS, Core Return on Average Assets, and Core Return on Average Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Core Operating Earnings:
Net income, as presented	$9,616	$8,646	$7,193	$18,262	$12,804
Merger and acquisition costs, net of tax(1)	115	419	115	534	768
Core operating earnings	$9,731	$9,065	$7,308	$18,796	$13,572
Core Basic EPS:
Basic EPS, as presented	$0.93	$0.84	$0.97	$1.77	$1.72
Non-core transactions impact	0.01	0.04	0.01	0.05	0.10
Core basic EPS	$0.94	$0.88	$0.98	$1.82	$1.82
Core Diluted EPS:
Diluted EPS, as presented	$0.92	$0.84	$0.96	$1.76	$1.71
Non-core transactions impact	0.01	0.04	0.01	0.05	0.10
Core diluted EPS	$0.93	$0.88	$0.97	$1.81	$1.81
Core Return on Average Assets:
Return on average assets, as presented	1.01%	0.93%	1.02%	0.97%	0.92%
Non-core transactions impact	0.01%	0.04%	0.02%	0.03%	0.06%
Core return on average assets	1.02%	0.97%	1.04%	1.00%	0.98%
Core Return on Average Equity:
Return on average equity, as presented	10.22%	9.41%	11.35%	9.82%	10.29%
Non-core transactions impact	0.12%	0.46%	0.15%	0.29%	0.52%
Core return on average equity	10.34%	9.87%	11.50%	10.11%	10.81%
(1) Assumed a 35% tax rate for deductible expenses.

Core Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income, as presented	$9,616	$8,646	$7,193	$18,262	$12,804
Amortization of intangible assets, net of tax(1)	309	309	187	619	373
Net income, adjusted	9,925	8,955	7,380	18,881	13,177
Merger and acquisition costs, net of tax(2)	115	419	115	534	768
Core tangible operating earnings	$10,040	$9,374	$7,495	$19,415	$13,945
Average equity	$378,409	$369,458	$254,255	$373,933	$251,013
Less: average goodwill and other intangible assets	(103,203)	(103,800)	(47,733)	(103,502)	(47,875)
Average tangible equity	$275,206	$265,658	$206,522	$270,431	$203,138
Core return on average tangible equity	14.67%	14.19%	14.56%	14.44%	13.84%
Return on average tangible equity	14.50%	13.56%	14.33%	14.04%	13.08%
Return on average equity	10.22%	9.41%	11.35%	9.82%	10.29%
(1) Assumed a 35% tax rate.
(2) Assumed a 35% tax rate for deductible expenses.

Normalized Net Interest Margin
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net interest income, tax equivalent, as presented	$29,033	$28,477	$21,045	$57,510	$40,825
Less: fair value mark accretion from purchase accounting	(1,731)	(1,409)	(16)	(3,140)	(51)
Less: collection of previously charged-off acquired loans	(406)	(370)	—	(776)	—
Normalized net interest income, tax equivalent	$26,896	$26,698	$21,029	$53,594	$40,774
Average total interest-earnings assets	$3,460,131	$3,385,057	$2,610,456	$3,422,595	$2,594,261
Net interest margin (fully-taxable equivalent)(1)	3.34%	3.35%	3.21%	3.34%	3.14%
Normalized net interest margin (fully-taxable equivalent)(1)	3.09%	3.14%	3.21%	3.11%	3.14%
(1) Annualized.

CONTACT: Michael R. Archer, Senior Vice President, Corporate Controller, Camden National Corporation, (800) 860-8821, marcher@camdennational.com